FILE NO.             33-36623
                  SECURITIES AND
                        EXCHANGE
                        COMMISSION
                        Washington, D.C.
                        20549
                         AMENDMENT NO. 2
                         TO
                               FORM S-3
                         REGISRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933


              CAMELOT   CORPORATION
  (Exact Name of Registrant as Specified in its Charter)


          Colorado
84-0691531
         (State of other jurisdiction of
                     (I.R.S.
Employer
   incorporation or organization)
Identification No.)


 Camelot  Place,  17770  Preston  Road,  Dallas,
Texas    75252
(972) 733-3005
 (Address, Including Zip Code, Telephone Number,
                    Including
Area Code,
              of Registrant's Principal
Executive Offices)

                 Daniel Wettreich, Camelot
Place, 17770 Preston  Road,
Dallas, Texas  75252 (972) 733-3005
(Address,
Including Zip Code, Telephone Number, Including
Area Code, of  Agent
for Service)

                              COPIES TO:
                          Jeanette Fitzgerald
                          17770 Preston Road
                         Dallas, Texas  75252
                            (972) 733-3005
                          (972) 733-4308 fax

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration
Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If  any  of  the securities being registered on
this form are  to  be
offered  on a delayed or continuous basis
pursuant to Rule 415  under
the Securities Act of 1933, as amended, check
the following
box:   x
If  this  form  is  filed  to register
additional
securities  for  an
offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective amendment filed pursuant to Rule 462
(c)  under  the Securities Act, check the
following box and list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box:

- ----------------------------------------------
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                    CALCULATION OF REGISTRATION
FEE
Proposed
Maximum
                                         Amount
to be Aggregate
Price
Title  of  Shares  to be registered  (1)
Registered
Per Share (2)

Common Stock
      Par   Value   $0.01   per   share
680,847        $3.406

(1)   This transaction relates to the common
shares to be
issued  upon
  the Conversion of convertible debentures and
                  warrants and
restricted
  common shares as that term is defined in Rule
144 .

(2)   Estimated solely for the purpose of
calculating the
registration
   fee.  Fee calculated upon the basis of the
                 average of the
high and low
  sales prices of the Company's Common Stock as
                   reported on
the Nasdaq
 SmallCap Market on  November 18, 1997 of $5.00
                   which date
is within
  five  business  days  prior  to  the date  of
                   the  filing
of  this
  Registration Statement for the calculation of the additional fee.

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH
DATE  OR  DATES AS MAY BE NECESSARY TO DELAY ITS
EFFECTIVE
DATE  UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT
THAT SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE  IN
ACCORDANCE  WITH  SECTION 8 (A) OF THE
SECURITIES ACT,  OR UNTIL  THE
REGISTRATION  STATEMENT SHALL BECOME EFFECTIVE
ON  SUCH DATE  AS  THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8
(A), MAY DETERMINE.
PROSPECTUS (Subject to Completion)
Dated November 19, 1997


                          CAMELOT CORPORATION
                    680,847 shares of Common
              Stock, offered by certain
              Selling Securityholders
This  Prospectus  (the "Prospectus") relates to
the  public offering,
which  is not being underwritten, of 680,847
shares (the "Shares")  of
Common  Stock,  par  value $0.01 per share (the
"Common Stock"),  of
Camelot  Corporation,  a  Colorado  corporation
("Camelot" or   the
"Company"). All of the Shares may be
offered by certain stockholders of the Company
or by pledgees, donees,
transferees  or other successors in interest
that receive such  shares
as a gift, partnership distribution or other
non-sale related transfer
(the  "Selling Securityholders").  The Shares
were received by certain
Selling  Securityholders  in a private
placement transaction  of  the
Company and were issued pursuant to an
exemption from the registration
requirements   of  the  Securities  Act  of
1933,  as amended   (the
"Securities Act"), provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to a registration rights pursuant to a subscription agreement and privately held shares with certain Selling Securityholders. See
"Description of Securities"  and
"Plan of Distribution."

The Shares may be offered by the Selling
Securityholders from time  to
time  in  transactions  on the Nasdaq SmallCap
Market ("Nasdaq"),  in
privately negotiated transactions, or by a
combination of such methods
of  sale,  at  fixed  prices  that may be
changed,  at market  prices
prevailing  at the time of sale, at prices
related to such prevailing
market prices or at negotiated prices.  The
Shares may be sold by  one
or  more  of the following:  (a) a block trade
in which the
broker  or
dealer  so  engaged will attempt to sell the
Shares as agent but  may
position  and resell a portion of the block as
principal to facilitate
the  transaction, (b) purchases by a broker or
dealer as principal and
resale  by  such  broker or dealer for its
account  pursuant to  this
Prospectus and (c) ordinary brokerage
transactions and transactions in
which the broker solicits purchases.  The
Selling Securityholders  may
effect  such transactions by selling the Shares
to or through  broker-
dealers  and such broker-dealers may receive
compensation in the  form
of   discounts,   concessions   or  commissions
from   the
Selling
Securityholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both
(which compensation to a particular broker-dealer might be in excess of customary commissions). In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule
144  may  be
sold under Rule 144 promulgated under the Securities Act rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders.
The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling
Securityholders  and to indemnify the Selling
Securityholders  against
certain liabilities, including liabilities under the Securities Act.
See "Plan of Distribution."

The  Common  Stock  of  the Company is traded on
The  Nasdaq SmallCap
Market tier of The Nasdaq Stock Market under the
symbol "CAML"  .   On
November  3,  1997,  the last sale price for the
Common Stock   as
quoted on Nasdaq was $5.00.



The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the
Securities Act.



             THE  SECURITIES OFFERED HEREBY
INVOLVE A HIGH DEGREE  OF
RISK.
                       SEE "RISK FACTORS"
BEGINNING ON PAGE 3.
THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR
DISAPPROVED  BY  THE
SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION
NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES
COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY
OF  THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.


                   The date of this Prospectus
is November ___, 1997.

No dealer, salesperson or other person has been
authorized to give any
information or to make any representations other
than those contained
in  this  Prospectus  and,  if  given or  made,
such information  or
representations must not be relied upon as
having been authorized  by
the Company, any Selling Securityholders or by
any other person.  This
Prospectus  does not constitute an offer to sell
or a solicitation  of
an  offer to buy any securities other than the
shares of Common  Stock
offered  hereby,  nor  does  it constitute  an
offer  to sell  or  a
solicitation  of an offer to buy any of the
shares offered hereby  to
any  person  in  any jurisdiction in which such
offer or solicitation
would  be unlawful.  Neither the delivery of
this Prospectus nor  any
sale   made  hereunder  shall  under  any
circumstances create   any
implication that the information contained herein is correct as of any date subsequent to the date hereof.

                         AVAILABLE INFORMATION
Camelot was incorporated in the State of
Colorado on September 5, 1975
and completed a $500,000 public offering of its
common stock in March,
1976.   As  used  in  this  Prospectus, unless
the  context requires
otherwise,   the   "Company"  means  Camelot
Corporation
and   its
subsidiaries.  The Company's principal executive
offices
are  located
at  Camelot  Place, 17770 Preston Road, Dallas,
Texas.  The Company's
telephone  number  at that address is (972) 733-
3005.   The Company's
Common Stock is quoted on Nasdaq under the symbol "CAML".

Camelot  is  subject to the information
requirements of the Securities
Exchange  Act  of  1934,  as  amended (the
"Exchange
Act"),  and  in
accordance  therewith,  is required to file
periodic
reports,  proxy
materials  and  other  information with the
Securities  and Exchange
Commission (the "Commission").
Reports,  proxy statements and other information
can be inspected  and
copied at the public reference facilities
maintained by the Commission
at  Room  1024,  Judiciary Plaza, 450 Fifth
Street, N.W., Washington,
D.C.  20549,  or  at  its  regional offices
located  at Suite  1400,
Northwest  Atrium  Center, 500 West Madison
Street, Chicago, Illinois
60661  and  at  Room 1400, 75 Park Place, New
York,  New
York  10007.
Copies  of  such  materials  may also  be
obtained  from
the  Public
Reference   Section  of  the  Commission,  450
Fifth
Street,   N.W.,
Washington,   DC  20549,  at  prescribed  rates.
In addition,             the
Commission  maintains  a  World Wide Web site
that  contains
reports,
proxy  and  information  statements and  other
information
regarding
issuers,  including  the  Company, that file
electronically with  the
Commission.   Such  Web site can be found at
http://www.sec.gov.   The
materials described above may also be inspected at the offices of
Nasdaq Operations, 1735 K Street, N.W.,
Washington, DC 20006.

This  Prospectus, which constitutes a part of a
Registration Statement
on  Form S-3 (the "Registration Statement")
filed by the Company  with
the  Commission  under  the  Securities  Act,
omits
certain  of  the
information  set forth in the Registration
Statement and the exhibits
and  schedules thereto.  For further information
with respect  to  the
Company  and  the  Shares offered hereby,
reference  is
made  to  the
Registration Statement and the exhibits and
schedules filed as a  part
thereof.   Statements  contained  in this
Prospectus
concerning  the
contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration
Statement. Each such statement is qualified in all respects by such reference to such exhibit. The Registration
Statement, including  all
exhibits and schedules thereto, may be inspected without charge of the
Commission's principal office in Washington,
D.C., and copies  of  all
or any part thereof may be obtained from such office after payment of fees prescribed by the Commission.

                 INFORMATION INCORPORATED BY
REFERENCE
The following documents filed by the Company with the Commission (File
No.0-8299) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

1.  The Company's Annual Report on Form 10-K for
the fiscal year ended
April 30, 1997 and Amendment No. 1 to the Annual
Report on Form 10-K for the fiscal year ended
April 30, 1997;
2. Quarterly Report on Form 10-Q for the fiscal
quarter ended July 31,
1997;
3.  Current  Report on Form 8-K filed with the
Commission on May  20,
1997 with amendments;
4.  Current Report on Form 8-K filed with the
Commission on September
25, 1997; and
5.  Current Report on Form 8-K filed with the
Commission on November 20,    1997.


Any statement contained in a document
incorporated by reference herein
shall be deemed to be modified or superseded for purposes of this
Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus.

Upon written or oral request, the Company will provide without charge to each person to whom a copy of the Prospectus is delivered a copy of the documents incorporated by reference herein
(other than exhibits to
such documents unless such exhibits are specifically incorporated by reference therein). Requests should be submitted in writing or by telephone at (972) 733-3005 to Investor
Relations,
Camelot Corporation., at the principal executive offices of the
Company, Camelot Place , 17770 Preston Road,
Dallas, Texas, 75252.



                             RISK FACTORS

AN  INVESTMENT  IN  THE SECURITIES OFFERED
HEREBY  IS SPECULATIVE  IN
NATURE,  INVOLVES A HIGH DEGREE OF RISK AND
SHOULD NOT BE MADE  BY  AN
INVESTOR  WHO  CANNOT AFFORD THE LOSS OF HIS
ENTIRE INVESTMENT.   THE
FOLLOWING  RISK FACTORS SHOULD BE CONSIDERED
CAREFULLY IN ADDITION  TO
THE  OTHER INFORMATION CONTA INED OR
INCORPORATED BY REFERENCE IN THIS
PROSPECTUS  BEFORE  PURCHASING  THE  SECURITIES
OFFERED HEREBY.   IN
ADDITION   TO   THE  HISTORICAL  INFORMATION
CONTAINED HEREIN,   THE
DISCUSSION   IN   THIS  PROSPECTUS  CONTAINS
CERTAIN FORWARD-LOOKING
STATEMENTS,  WITHIN THE MEANING OF SECTION 27A
OF THE SECURITIES  ACT
AND   SECTION  27E  OF  THE  EXCHANGE  ACT,
THAT  INVOLVE RISKS  AND
UNCERTAINTIES, SUCH AS STATEMENTS OF THE
COMPANY'S PLANS, OBJECTIVES,
EXPECTATIONS AND INTENTIONS.  THE CAUTIONARY
STATEMENTS MADE IN  THIS
PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO
ALL RELATED FORWARD-
LOOKING  STATEMENTS  WHEREVER THEY APPEAR  IN
THIS PROSPECTUS.   THE
COMPANY'S  ACTUAL RESULTS COULD DIFFER
MATERIALLY FROM THOSE DISCUSSED
HEREIN.  FACTORS  THAT COULD CAUSE OR CONTRIBUTE
TO  SUCH DIFFERENCES
INCLUDE  THOSE DISCUSSED BELOW AS WELL AS THOSE
CAUTIONARY STATEMENTS
AND OTHER FACTORS SET FORTH ELSEWHERE HEREIN.

NEED  FOR ADDITIONAL FINANCING; ISSUANCE OF
SECURITIES BY THE  COMPANY
AND ITS SUBSIDIARIES; FUTURE DILUTION

The Company may require in the future, and is constantly considering potential sources for, substantial additional financing to complete its product development and to manufacture and market any products that may be developed. There can be no assurance, however, that the
Company's current cash reserves will not be expended prior to that time. The Company anticipates that further funds may be raised at any time through additional public or private debt or equity financings conducted either by the Company or by one or more of its subsidiaries.
There can be no assurance that the Company will be able to obtain additional financing or that such financing, if available, can be obtained on terms acceptable to the Company.
If additional financing
is not otherwise available, the Company may be required to modify its business development plans or reduce or cease certain or all of its operations.

In  the  event  that the Company obtains any
additional funding,  such
financings may have a dilutive effect on the
holders of the Company's
securities.  In addition, if one or more of the
Company's subsidiaries
raises  additional funds through the issuance
and sale of its  equity
securities, the interest of the Company and its
stockholders in  such
subsidiary  or subsidiaries, as the case may be,
could be diluted  and
there  can  be no assurance that the Company
will be able to maintain
its  majority interest in any or all of its
current subsidiaries.   In
addition, the interest of the Company and its stockholders in each subsidiary will be diluted or subject to dilution to the extent any such subsidiary issues shares or options to purchase shares of its capital stock to employees, directors, consultants and others. In the event that the Company's voting interest in any of its current subsidiaries falls below 50%, the Company may not be able to exercise an adequate degree of control over the affairs and policies of such subsidiary as currently being exercised.

  UNCERTAINTY REGARDING PATENTS AND PROPRIETARY
RIGHTS

The success of the Company will depend in large
part on its ability to
obtain  patents,  defend  their patents,
maintain  trade secrets  and
operate without infringing upon the proprietary
rights of others, both
in the United States and in foreign countries.
The patent position of
firms  relying upon technology is uncertain and
involves complex legal
and  factual  questions.  The Company has
applied  for United  States
patents  and has pending United States and
foreign patent applications
relating to various aspects of its products and
processes. The  patent
application and issuance process can be expected
to take several years
and  entail  considerable expense to the
Company.   There can  be  no
assurance  that  patents will issue as a result
of  any
such  pending
applications or that any patents resulting from
such applications will
be  sufficiently  broad to afford protection
against competitors  with
similar technology.  In addition, there can be
no assurance that  such
patents will not be challenged, invalidated, or
circumvented, or  that
the  rights granted thereunder will provide
competitive advantages  to
the  Company.  The commercial success of the
Company will also  depend
upon avoiding infringement of patents issued to
competitors. A United
States   patent   application  is  maintained
under conditions   of
confidentiality  while  the application is
pending,  so
the  Company
cannot  determine  the  inventions being
claimed  in pending  patent
applications filed by its competitors.
Litigation may be necessary to
defend or enforce the Company's patent and
license  rights  or  to determine the scope and
validity
of  others'
proprietary rights.  Defense and enforcement of
patent claims  can  be
expensive  and time consuming, even, in those
instances in which  the
outcome  is favorable to the Company, and can
result in the diversion
of  substantial  resources from the Company's
other activities.   An
adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties, or require the Company to alter its products or processes, or cease altogether any related research and development activities or product sales, any of which may have a material adverse effect on the
Company's business, results of operations and financial condition.

The  Company has certain licenses from third
parties and in the future
may  require  additional  licenses  from  other
parties  to develop,
manufacture  and  market  products  effectively.
There
can  be   no
assurance that such licenses can be obtained or maintained on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the patented technology underlying such licenses will remain proprietary.

Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and contractors, there can be no assurance that these agreements will not be breached, that the
Company would have adequate remedies for any breach, or that the
Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors.

The  success  of  the  Company  is also
dependent  upon
the  skills,
knowledge and experience of its scientific and technical personnel.
The management and scientific personnel of the Company has been recruited primarily from other scientific companies, pharmaceutical companies and academic institutions. In some cases, these individuals may be continuing research in the same areas with which they were involved prior to joining the Company. Although the Company has not received any notice of any claims and knows of no basis for any claims, it could be subject to allegations of violation of trade secrets and similar claims which could, regardless of merit, be time consuming, expensive to defend, and have a material adverse effect on the Company's business, results of operations and financial condition.





             DEPENDENCE UPON KEY PERSONNEL AND
CONSULTANTS The  Company  is highly dependent
upon its officers and directors  and
consultants.  Although Camelot has entered into
employment agreements
with  its  CEO, such employment agreement does
not contain provisions
which  would  prevent such employee from
resigning his position  with
Camelot  at  any  time.   The Company does not
maintain  keyman  life
insurance  policies on any of such key personnel.
The
loss  of  Mr.
Wettreich's services could have a material adverse effect on the
Company.

The Company may seek to hire additional personnel. Competition for qualified employees among technology companies is intense, and the loss of any of such persons, or the inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities could have a material adverse effect on the Company. There can be no assurance that the Company will be able to retain its existing personnel or to attract additional qualified employees.

                              COMPETITION
The  Company's business is characterized by
intensive research efforts
and    intense    competition.    Many
technology companies    and
telecommunication  companies  are  working  to
develop products  and
technologies  in  the  Company's field.  Most of
these entities  have
substantially greater financial, technical,
manufacturing, marketing,
distribution  and  other  resources than the
Company.   In addition,
certain competitors have already begun testing
of similar products and
may  introduce such products  before the
Company. Accordingly,  other
companies may succeed in developing products
earlier than the  Company
or  that are more effective than those proposed
to be developed by the
Company.   Further, it is expected that
competition in  the Company's
fields will intensify. There can be no assurance that the Company will be able to compete successfully in the future.

                    VOTING CONTROL BY EXISTING
STOCKHOLDER

The principal stockholder with voting control, of the Company Adina, Inc. owns approximately
45% of the
outstanding  voting shares of the Company.
Accordingly, such  holder
may have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the
Company's stockholders for approval. The voting power of this holder may discourage or prevent any proposed takeover of the Company. The President and a director of Adina is the CEO of the Company and another director of Adina is an officer of the Company.

                             NO DIVIDENDS

The  Company has not paid any cash dividends on
its Common Stock since
its formation and does not anticipate paying any
cash dividends in the
foreseeable  future.   Management anticipates
that  all earnings  and
other resources of the Company, if any, will be retained by the
Company for investment in its business.
    POSSIBLE DELISTING FROM NASDAQ AND MARKET
ILLIQUIDITY

Although the Common Stock is quoted on Nasdaq, continued inclusion of such securities on Nasdaq will require that (i) the Company maintain at least $2,000,000 in net tangible assets or market capitalization of $35,000,000 or net income of $500,000 in the latest fiscal year or 2 of the last 3 fiscal years, (ii) the minimum bid price for the Common Stock be at least
$1.00 per share, (iii) the
public float consist of at least 500,000 shares of Common Stock, valued in the aggregate at more than $1,000,000, (iv) the Common Stock have at least two active market makers and (v) the Common Stock be held by at least 300 holders. If the Company is unable to satisfy such maintenance requirements, the Company's securities may be delisted from Nasdaq. In such event, trading, if any, in the Common
Stock would thereafter be conducted in the over-the-counter market in the "pink sheets" or the National Association of Securities Dealers'
"Electronic Bulletin Board." Consequently, the liquidity of the
Company's securities could be materially impaired, not only in the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of the Company, which could result in lower prices for the Company's securities than might otherwise be attained and could also result in a larger spread between the bid and asked prices for the Company's securities.

Further, Nasdaq has the ability to suspend trading of a Company's stock at any time.

In  addition, if the Common Stock is delisted
from trading on  Nasdaq
and  the  trading  price of the Common Stock is
less  than $5.00  per
share,  trading  in  the Common Stock would also
be
subject  to  the
requirements of Rule 15g-9 promulgated under the
Exchange Act.   Under
such  rule,  broker/dealers who recommended such
low-priced securities
to  persons other than established customers and
accredited investors
must   satisfy  special  sales  practice
requirements, including   a
requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The
Securities Enforcement Remedies
and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the
Commission, any equity security not traded on an exchange or quoted on
Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith.
Such requirements  could
severely limit the market liquidity of the Common Stock. There can be no assurance that the Common Stock will not be delisted or treated as a penny stock.

                        LIQUIDITY OF INVESTMENT
The Company's securities are traded on the Nasdaq SmallCap Market, and the Company's securities lack the liquidity of securities traded on the principal trading markets. Accordingly, an investor may be unable to promptly liquidate an investment in the Common Stock.

                  POSSIBLE VOLATILITY OF STOCK
PRICE

The market price of the Company's securities, like the stock prices of many publicly traded technology and telecommunication companies, has been and may continue to be highly volatile.

      POSSIBLE ADVERSE EFFECT OF SHARES ELIGIBLE
FOR FUTURE SALE

Future sales by existing stockholders could adversely affect the prevailing market price of the Company's
Common  Stock. There  are
100,000 common shares outstanding which were issued pursuant to
Regulation S and may become freely tradeable within 40 days. Further, the remaining outstanding shares of the Company's Common Stock other than those subject to this offering are all freely tradeable, subject to volume and other restrictions imposed by Rule 144 under the
Securities Act with respect to sales by affiliates of the Company.
Sales of substantial amounts of Common Stock may have an adverse effect on the market price of the Company's
Common Stock.

No prediction can be made as to the effect, if any, that sales of
Common Stock or the availability of such securities for sale will have on the market prices prevailing from time to time for the Common
Stock. Nevertheless, the possibility that substantial amounts of such securities may be sold in the public market may adversely affect prevailing market prices for the Company's equity securities and could impair the Company's ability to raise capital in the future through the sale of equity securities.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE
CERTIFICATE OF INCORPORATION

Camelot's  Certificate  of Incorporation
authorizes  the issuance  of
shares  of "blank check" Preferred Stock.  The
Board of Directors  has
the  authority to issue the Preferred Stock in
one or more series  and
to   fix   the   relative  rights,  preferences
and
privileges   and
restrictions  thereof,  including  dividend
rights, dividend  rates,
conversion  rights,  voting  rights, terms of
redemption, redemption
prices,  liquidation preferences and the number
of shares constituting
any  series  or  the  designation of such
series.   The issuance  of
Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders of the Company. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others.

                          RECENT DEVELOPMENTS
The   Company's  current  principal  Internet
software  and hardware
licensing product is VideoTalk, which is a Internet video conferencing system.. VideoTalk is capable of video conferencing at 15 frames per second over a 28.8 modem.

VideoTalk is a complete hardware and software system which, when connected to a multimedia PC, enables full-duplex video conferencing over the Internet and over local and wide area networks. It uses a PCI plug-and-play card which provides high quality audio and video while achieving extremely low processor load.
VideoTalk does not
require  a
sound card or a video capture card, and allows video conferencing over the Internet with only a 28.8 kbps modem and a 60MHz Pentiumclass PC.
The VideoTalk unit includes a NTSC or PAL color video camera, a special version of the Proficia telephony handset, and both the
VideoTalk and DigiPhone 2.0 software.

Its technical features include:

          Multi-point conferencing
          High frame rate
             Low processor load
              Expandable system
          CIF, QCIF, and SQCIF formats Dual
          NTSC or PAL video input Echo
          cancellation
          Full duplex audio/video Outstanding
          speech quality H.323 compliant
              Open architecture
            Firmware upgradeable
          Scaleable hardware and software
           MIPS-based accelerated video
           processing Built-in frame grabber
           and audio amplifier

The Company had a series of one-to-one demonstrations during the months of September and October, 1997 with a majority of the world's "top ten" PC manufacturers to demonstrate its VideoTalk Internet videoconferencing technology.

The  Company also announced on November 5, 1997
that it  has agreed  with  Everex  Systems, Inc.
("Everex"),  located  in Fremont, California,
to demonstrate VideoTalk at the Everex booth  at
COMDEX/Fall 1997 in Las Vegas commencing
November 17,  1997.   Everex  and Camelot will
demonstrate VideoTalk over a local area network between their respective booths.

On  September 22, 1997, the Company completed a
private placement (the
"Private  Placement")  of  an  aggregate  of
800,000  9% Convertible
Debentures ("Debentures") and 40,000 Warrants to
purchase Common Stock
exercisable at $5.00 per share and 40,000
Warrants to purchase  Common
Stock   exercisable  at  $6.00  per  share,  for
gross proceeds      of
approximately $800,000.

In  connection  with the Private Placement, the
Company
paid  to  the
Placement Agent total compensation equal to
thirteen
percent  of  the
gross  proceeds  received  by  the  Company
from  the  sale of   the
Debentures.  See "Description of Securities-9%
Convertible Debentures"
and "Description of Securities-- Warrants."

On October 31, 1997, the Company concluded a private placement of 412,500 Preferred Shares, Series K for gross proceeds of $412,500. See "Description of SecuritiesPreferred Shares, Series K". The
Company paid a placement agent 25,000 warrants.
See "Description of SecuritiesWarrants."

On November 12, 1997 the company accepted a Regulation S subscription for 100,00 shares for a total purchase price of $278,150.

                        SELLING SECURITYHOLDERS
The  following table sets forth certain
information, as  of the  date
hereof, with respect to the number of shares of Common Stock beneficially owned by each of the Selling
Securityholders presently
owned or if the Debentures are converted and the warrants are exercised and as adjusted to give effect to the sale of the Shares offered hereby. Beneficial ownership of the shares offered hereby by such Selling Securityholders will depend on the number of shares sold by each Selling Securityholder in this offering.
The Shares are being
registered to permit public secondary trading of the Shares, and the
Selling Securityholders may offer the Shares for resale from time to time. RBB Bank AG has not had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company.
Meteor Technology, plc
is a UK public company that the Company has an indirect ownership interest in and has two (2) directors which are common to both companies. See "Plan of Distribution."

The Shares offered by this Prospectus may be offered from time to time by the Selling Securityholders named below:


                    Ownership
Ownership
                      Prior to Offering(1)(2)
Number of after Offering(1)(2)
                      --------------------
Common Shares ----------------
Name and Address of     Number of
Being
Number of
Selling Securityholder  Common     Percent
Offered
Common     Percent
                                   Shares
Shares
- ----------------------  ---------  -------  --
-------  --------   -------

RBB Bank AG .
Aktiengesellschaft
Burgring 16
8010 Graz
Austria                       418,240
15.41%    418,240
0          0%

Meteor Technology Plc
Watson House
54 Baker Street
London, UK
W1M1DJ                        81,760    3.44%
81,760
0          0%
Reg-S Intercontinental   98,214    4.1%
98,214
0            0%
  Investments, Ltd.
8770 SW 72nd Street
Suite 344
Miami, FL  33173

AM Investments, Ltd.     57,633    2.45%
57,633
0            0%
Watson House
54 Baker Street
London, UK  W1M1DJ


JW Charles Securities    25,000
1.1%    25,000
0             0%
900 N. Federal Highway
Boca Raton, FL  33432

    TOTAL. . . . . . .                680,847


(1)    Percentage  of  voting beneficial
ownership  is calculated  assuming
  2,296,621 voting shares of Company Stock were
                   outstanding
as of November 1,
  1997.  Beneficial ownership is determined in
                   accordance
with the rules
of  the  Securities  and Exchange Commission and
                    generally
includes
  voting  or  investment power with respect to
                   securities.
Shares  of
   Common Stock subject to options or warrants
                    currently
exercisable or
   convertible, or exercisable or convertible
                 within 60 days
of October 31,
  1997, are deemed outstanding for computing the percentage of the person holding such option or warrant but are
                   not deemed
outstanding
  for computing the percentage of any other person.

(2)   RBB  Bank AG has represented to the
Company that it is not  the
  beneficial  owner and has no  dispositive or
                  voting power
over  the
Debentures and Warrants and therefore the Common
                      Stock
into which they
  are convertible.  RBB Bank AG represents
numerous nonaffiliated persons, none of which
owns more than ten (10%) percent of the
outstanding common shares of the Company.
The actual number of common shares owned by
RBB Bank   AG may  vary dependent on the
actual price per share of the common
  shares at the time of the Debenture
conversion.

                         PLAN OF DISTRIBUTION

The  Shares  offered  by  the Selling
Securityholders  are
not  being
underwritten.  The Company will receive no
proceeds from the sale  of
the  Shares.  The  Shares offered hereby may be
sold  by
the  Selling
Securityholders from time to time in
transactions (which
may  include
block  transactions) in the over-the-counter
market,  in negotiated
transactions,  or  a combination of such methods
of  sale, at  fixed
prices that may be changed, at market prices
prevailing at the time of
sale, or at negotiated prices.  The Selling
Securityholders may effect
such  transactions  by selling the Shares
directly  to purchasers  or
through  broker-dealers that may act as agents
or principals.   Such
broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling
Securityholders and/or the
purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Meteor Technology is owned directly and
indirectly approximately  73%
by  the  Company.   Further, two of the
Company's directors are  also
directors of Meteor Technology and the Chairman is the same for both
Companies.

AM Investments, Ltd. is owned by the family of the Chairman of the
Company, who is also the Chairman of AM
Investments, Ltd.

Other  than  the  foregoing,  there  are   no
material relationships between any of the Selling Securityholders and the
Company or any of its predecessors or
affiliates.

The  Selling  Securityholders  and  any  broker-
dealers
that  act  in
connection with the sale of the Shares as
principals may be deemed  to
be   "underwriters"  within  the  meaning  of
Section
2(11)  of  the
Securities Act and any commission received by
them and any profit  on
the  resale  of such securities as principals
might be deemed  to  be
underwriting discounts and commissions under the
Securities Act.   The
Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of such securities against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Shares. Sales of the Shares by the
Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's outstanding Common Stock.

At the time a particular offer of securities is made by or on behalf of the Selling Securityholder, to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the
Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under  applicable  rules and regulations under
the Exchange Act,  any
person   engaged   in  the  distribution  of
the   Shares
may   not
simultaneously engage in market making
activities with respect to  the
securities of the Company for a period of two
business days prior  to
the  commencement  of  such distribution.   In
addition
and  without
limiting the foregoing, each Selling
Securityholder will be subject to
applicable  provisions  of  the  Exchange  Act
and  the rules   and
regulations thereunder, including, without limitation, Rules 10b-6 and
10b-7, which provisions may limit the timing of purchases and sales of shares of the Shares by the Selling
Securityholders.

The Shares were originally issued to the Selling Securityholders pursuant to an exemption from the registration requirements of the
Securities Act provided by Section 4(2) thereof. The Company agreed to register the Shares under the Securities Act and to indemnify and hold such Selling Securityholders harmless against certain liabilities under the Securities Act that could arise in connection with the sale by such Selling Securityholders of the Shares.
The Company has agreed
to pay all reasonable fees and expenses incident to the preparation and filing of this Prospectus and the Registration Statement on Form S-
3 of which it is a part.


                       DESCRIPTION OF SECURITIES
The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock.

WARRANTS

As  of  October 31, 1997, there were 105,000
Warrants outstanding.
40,000 Warrants permit the holder to exercise the warrant to purchase one common share at an exercise price of $5.00 and 40,000 warrants permit the holder to exercise the warrant and purchase one common share at an exercise price of $6.00; and 25,000 warrants permit the holder to exercise the warrant and purchase one common share at an exercise price of $4.50.

COMMON STOCK

As of September 26, 1997, there were 1,615,774
shares of Common Stock
outstanding.   In  addition,  as of September
26,  1997, there  were
approximately 400,000 outstanding options to
purchase shares of Common
Stock at exercise prices ranging from $2.06 to
$4.00 per share.   Such
options expire on various dates through
September 19, 2007.

The  holders of Common Stock are entitled to one
vote per share on all
matters  to be voted upon by the stockholders.
Subject to preferences
that may be applicable to any outstanding
Preferred Stock, the holders
of  Common  Stock  are entitled to receive
ratably such dividends,  if
any,  as  may be declared from time to time by
the Company's Board  of
Directors  out of funds legally available
therefor.  In the event  of
the liquidation, dissolution or winding up of
the Company, the holders
of  Common Stock are entitled to share ratably
in all assets remaining
after payment of liabilities, subject to prior
distribution rights  of
Preferred  Stock, if any, then outstanding.  The
Common Stock  has  no
preemptive  or conversion rights or other
subscription rights.   There
are  no redemption or sinking fund provisions
applicable to the Common
Stock.   All  outstanding shares of Common Stock
are  fully paid  and
nonassessable, and the shares of Common Stock to be issued upon completion of the Offering will be fully paid and nonassessable.

PREFERRED STOCK

As  of  September  26,  1997, there were
1,345,295
Preferred  Shares,
Series J outstanding. They vote with the common stock.

   On October 3, 1997, the board approved the
                   creation of
412,500 Preferred Shares,
      Series K.  These Preferred Shares are
                convertible into
common shares on the basis
of the lower of $ 5.50 or 70% of the closing price for the 5 previous trading days.
  These shares are non voting unless otherwise
                   required by
Colorado law.  The Preferred
Shares shall pay a cumulative dividend, when and as declared by the Board of Directors out of funds legally available therefor, of eight
(8%) percent of the purchase price, per annum, payable in cash or Shares on the last day of the fiscal quarter of the Corporation at the discretion of the Corporation

The Company's Certificate of Incorporation authorizes 100,000,000 shares of Preferred Stock. The Company's Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the relative rights, preferences and privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders of the Company.
The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock, including the loss of voting control to others.
See "Risk Factors--
Need for Additional Financing; Issuance of
Securities by the Operating
Companies;  Future Dilution" and "--Antitakeover
Effects of Provisions
of the Certificate of Incorporation and Delaware
Law."

 9% CONVERTIBLE DEBENTURES
The  Company  has  established 800,000 9%
Convertible Debentures  (the
"Debentures").   As  of  September 26, 1997,
there  were outstanding
800,000 Debentures. The following is a brief summary of the terms of
Debentures. A complete description of the terms of the Debentures is set forth in the Company's Certificate of Designation with respect thereto.

The Debentures are due September 22, 2000 and shall pay interest at a rate of 9% per annum accrued and payable on the last fiscal quarter of the Company with the first six months interest held by the Company and not due or payable if the Debenture holder converts into Common Stock prior to the expiration of six months. The
Debentures shall  be
convertible into the Corporation's Common Stock at a conversion price at the lesser of :

   a)   Floating Conversion Price.  65% of the
                     Average
closing bid price
       of the Common Stock (the "Average Closing
Price") as reported by the
       NASDAQ SmallCap Market or NASDAQ
Electronic Bulletin Board during the
       five trading days immediately preceding
the date of conversion; or
 b)   Fixed Conversion Price.  $3.00 per common
                     stock.

The Debentures are not convertible until the expiration of the 90th calendar day from issuance, December 22, 1997.
The Debentures have the
standard anti-dilution clauses. The Debentures have no voting rights until converted into Common Stock. The
Debentures are redeemable  by
the Company at 150% of their face value.

REGISTRATION RIGHTS

In connection with the Private Placement, the Company has agreed to use its best efforts to (i) on or prior to September 29, 1997, file with the Commission a registration statement with respect to the
Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, and (ii) cause such registration statement to remain effective until the date the holders of the Debentures and Warrants have completed the distribution of such securities or until such earlier time as such shares are no longer, by reason of Rule 144(k) promulgated under the Securities Act, required to be registered for the sale thereof by such holders.

In  addition  to  the Debentures, Preferred
Shares, Series K, and Warrants
issued in the Private Placement, the Company may include in such registration statement up to an additional 81,760 shares of Common Stock owned by Meteor
Technology Plc, an indirect subsidiary of the Company and 57,633 shares of common stock owned by AM Investments, Ltd. a private UK company owned by the family of the Chairman of the Company.

TRANSFER AGENT, AND REGISTRAR

The  Transfer  Agent and Registrar for the
Shares  is  Stock Transfer
Company  of  America, Inc. ("STCA"), 2415
Midway, Suite
125,  Dallas,
Texas  75006. STCA can be reached at (972) 733-
3060.

                             LEGAL MATTERS
Certain  legal  matters  with respect to the
validity  of the  Shares
offered  hereby  are  being passed upon for the
Company  by Jeanette
Fitzgerald.  Ms. Fitzgerald is a director, vice
president, and general
counsel  for the Company.  She owns 1500 common
shares of the  Company
and  has options to exercise to acquire
additional Common Stock of the
Company.     Further, she is a director of
Meteor Technology Plc  but
owns no shares in Meteor Technology.

                                EXPERTS
The consolidated financial statements of the Company appearing in the
Company's Annual Report on and Amendment No. 1 to the Form 10-K for the year ended April 30, 1997, and for each of the years in the three-year period ended April
30, 1997, have been incorporated by reference herein in reliance upon the report of Lane, Gorman, and Trubitt, LLP, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.


No dealer, salesperson or any other person has
been authorized to give
any  information  or  to  make any
representations  other than  those
contained  in this Prospectus, and, if given or
made, such information
or  representations must not be relied upon as
having been
authorized
by  the Company. Neither the delivery of this
Prospectus nor any  sale
made  hereunder shall, under any circumstances,
create any implication
that  there has been no change in the affairs of
the Company or  that
the  information contained herein is correct as
of any time subsequent
to  the  date hereof. This Prospectus does not
constitute an offer  to
sell  or  a  solicitation for an offer to buy
any
securities  offered
hereby  by  anyone  in  any  jurisdiction  in
which  such offer   or
solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                       -------------------------
                           TABLE OF CONTENTS ---
                       ----------------------
PAGE

Available Information . . . . . . . . . . . . .
 . . . . . .
 . . . .5
Information Incorporated by Reference . . . . .
 . . . . . . . . . .5
Risk Factors  .. . . . . . . . . . . . . . . . .
 . . . . . .
 . . .6
Recent Developments . . . . . . . . . . . . . .
 . . . . . .
 . ..11
Selling Securityholders . . . . . . . . . . . .
 . . . . . .
 . . ..13
Plan of Distribution. . . . . . . . . . . . . .
 . . . . . .
 . . . . 14
Description of Securities . . . . . . . . . . .
 . . . . . .
 . . .16
Legal Matters . . . . . . . . . . . . . . . . .
 . . . . . .
 . . . .18
Experts . . . . . . . . . . . . . . . . . . . .
 . . . . . .
 . . . .18


Until            ,  1997  (25 days after the
date of this Prospectus),
all  dealers  effecting  transactions  in  the
registered securities
offered hereby, whether or not participating in
this distribution, may
be  required  to  deliver a Prospectus. This is
in
addition  to  the
obligation  of  dealers  to  deliver  a
Prospectus  when acting   as
underwriters   and  with  respect  to  their
unsold allotments   or
subscriptions.


                          CAMELOT CORPORATION
                            680,847 SHARES
                             COMMON STOCK
                         --------------------
                              PROSPECTUS ------
                         --------------
                         November ____, 1997





                                PART II

                INFORMATION NOT REQUIRED IN

PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND

DISTRIBUTION

All expenses incurred in connection with the
issuance and distribution
of  the  securities being registered will be
paid by  the Registrant.
The  following is an itemized statement of
these expenses. All amounts
are   estimates   except  the  Securities  and
Exchange Commission
registration fee and the Nasdaq listing fee.

  SEC  registration fee . . . . . . . . . . . .
 . . .  .  .
$846
     Nasdaq  listing  fee . . . . . . . . .  .
 .  .   .  .
4,000
     Printing  and  Engraving . . . . . . .  .
 .  ..  .  .
1,000
    Legal fees and expenses of the Registrant.
 . . . . . . 1,000
    Accounting fees and expenses . . . . . . .
 . . . . . . 1,000

------
                Total. . . . . . . . . . . . .
 . . . . .
 ....$   7,846

------

------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND

OFFICERS

The Articles and Bylaws of the Company
provide for indemnification  of
the  officers  and directors of the Company
against reasonable  costs
and   expenses,  including  counsel  fees,
actually  and necessarily
incurred  by him in connection with any
action, suit or proceeding  to
which he may be made a party by reason of his being or having been a director or an officer of the Company, except in relation to any action suit or proceeding in which he has been adjudged liable because of negligence , misconduct, or gross negligence for liabilities arising from their activities as officers and directors. Further, the bylaws of the Company permit indemnification to the fullest extent permitted by the laws of Colorado. The
Registrant  has obtained
liability insurance for its directors and officers.

ITEM 16.  EXHIBITS

Exhibit No.    Description
*3.1 (1) Certificate of Incorporation of the
Registrant,
            as amended to date.
 3.2     Bylaws of the Registrant, as amended to
date.
3.3     Certificate of Designations of
Debentures and
            Convertible Preferred Stock.
4.2     Specimen Common Stock certificate.
4.3     Form of Subscription Agreement, by and
between
             the Registrant and the Selling
Securityholders, as applicable
4.4      Form of Common Stock Purchase Warrant
5.1     Opinion of Jeanette Fitzgerald, Esq.
10.2   Employment  Agreement, between the
Registrant  and Daniel
             Wettreich
21.1   Subsidiaries of the Registrant.
23.1   Consent of Lane, Gorman, and Trubitt
L.L.P.
23.2   Consent of Jeanette Fitzgerald, Esq.
            (included in the opinion filed as
Exhibit 5.1).

*Previously filed
- -------------------



ITEM 17.       UNDERTAKINGS

               The Registrant hereby undertakes
that it will:

      1)    File,  during  any  period in which
it  offers
or  sells
securities, a post-effective amendment to this Registration Statement to:

          i)   Include any prospectus required
by Section 10
(a) (3) of the
          Securities Act;
          ii)  Reflect in the prospectus any
facts or events which, individually
          or together, represent a fundamental
change in the information in the
          Registration Statement.
Notwithstanding the foregoing, any increase
          or decrease in volume of securities
offered (if the total dollar value
          of securities offered would not exceed
that which was registered) and
          any deviation from the low or high end
of the estimated maximum
          offering range may be reflected in the
form of prospectus filed with
          changes in volume and price represent
no more than a 20 percent change
          in the maximum aggregate offering
price set forth in the "Calculation
          of Registration Fee" table in the
effective Registration Statement;
           and
          iii) Include any additional or
changed material information on
          the plan of distribution.

      2)    For determining liability under the
Securities
Act,  treat
each  post-effective amendment as a new
registration statement of  the
securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      3)   File a post-effective amendment to
remove from
registration
any of the securities that remain unsold at the end of the offering.

   Insofar  as  indemnification  for
liabilities  arising
under  the
Securities Act may be permitted to directors,
officers and controlling
persons of the Registrant pursuant to the
Colorado General Corporation
Law, the Certificate of Incorporation or the
Bylaws of the Registrant,
or  otherwise, the Registrant has been advised
that in the opinion  of
the Securities and Exchange Commission such
indemnification is against
public  policy as expressed in the Securities
Act, and is, therefore,
unenforceable.  In the event that a claim for
indemnification  against
such liabilities (other than the payment by the
Registrant of expenses
incurred or paid by a director, officer, or
controlling person of  the
Registrant  in  the  successful  defense  of
any  action,
suit   or
proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that:

      1)    For  determining any liability
under the
Securities  Act,
treat  the  information omitted from the form
of Prospectus
filed  as
part  of  this Registration Statement in
reliance upon Rule 430A  and
contained in a form of prospectus filed by the
Registrant pursuant  to
Rule  424 (b) (1) or (4) or 497 (h) under the
Securities Act
shall  be
deemed  to be part of this Registration
Statement as of the time      the
commission declared it effective.

 2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                              SIGNATURES
      Pursuant to the requirements of the
Securities Act of 1933,  as
amended,  the Registrant certifies that it has
reasonable grounds  to
believe  that it meets all of the requirements
for filing on Form            S-3
and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas,
State of Texas, on this 20th day of November, 1997.

                                        CAMELOT
CORPORATION
                                        By: /s/
Daniel Wettreich

Daniel Wettreich

Chairman and CEO

/s/ Daniel Wettreich                   President
and Chief
Executive           November 20, 1997
    Daniel Wettreich                   Officer)
and a
Director

 /s/ Robert Gregory                     Vice
President
(Principal Financial    November 20,1997
     Robert Gregory                      and
Principal
Accounting Officer)
                    Director

  /s/Jeanette Fitzgerald                  Vice
                   President,
General Counsel   November 20, 1997
    Jeanette Fitzgerald
Director


 /s/ Alan Wolfe
Director
November 20, 1997
     Alan Wolfe


          /S/ Bruce Baldwin
              Director
November 20, 1997
      Bruce Baldwin